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                                                                EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this Registration Statement (no. 333-39381) and in the first amendment to this Registration Statement.

                                                     /s/ Arthur Andersen LLP

                                                         Arthur Andersen LLP



Dallas, Texas
December 15, 1997